UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________
FORM 8-K
 ______________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2014
______________________________
D.R. Horton, Inc.
(Exact name of registrant as specified in its charter)
______________________________

Delaware	1-14122	75-2386963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 Commerce Street, Suite 500, Fort Worth, Texas 76102
(Address of principal executive offices)
Registrant’s telephone number, including area code: (817) 390-8200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
 ______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On January 23, 2014, D.R. Horton, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders considered: (1) the election of six director nominees named in the Company’s proxy statement, (2) an advisory vote on executive compensation, and (3) the ratification of the appointment of PricewaterhouseCoopers LLC as the Company’s independent registered public accounting firm for fiscal 2014. There were 323,390,691 shares of Common Stock eligible to be voted at this meeting and there were 281,994,473 shares of Common Stock represented in person or by proxy. The Annual Meeting voting results of the three listed matters were as follows:

(1). Proposal One:  Election of Directors.  Stockholders elected each of the following nominees as a director to hold office until the 2015 Annual Meeting and until his or her successor is duly elected and qualified based on the following votes.

Nominee	For	Against	Abstain	Broker Non-Votes
Donald R. Horton	241,157,869	12,400,554	485,626	27,950,424
Barbara K. Allen	252,532,407	1,013,522	498,120	27,950,424
Bradley S. Anderson	248,702,292	4,841,513	500,244	27,950,424
Michael R. Buchanan	248,699,649	4,841,585	502,815	27,950,424
Michael W. Hewatt	251,879,270	1,660,547	504,232	27,950,424
Donald J. Tomnitz	249,847,163	3,696,075	500,811	27,950,424

(2). Proposal Two: Advisory vote on executive compensation. Stockholders approved the Company’s executive compensation based on the following votes.

For	Against	Abstain	Broker Non-Votes
240,957,487	11,749,621	1,336,941	27,950,424

(3). Proposal Three: Ratify the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm. Stockholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014 based on the following votes.

For	Against	Abstain
281,105,089	242,540	646,844

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D.R. Horton, Inc.
Date:	January 24, 2014	By:	/s/ THOMAS B. MONTANO
Thomas B. Montano
Vice President and Assistant Secretary

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